Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

1200 Seventeenth Street NW

Washington, DC 20036

May 7, 2018

Federal Realty Investment Trust

1626 East Jefferson Street

Rockville, Maryland 20852

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of an indeterminate initial offering amount of the following securities of the Company: (a) common shares of beneficial interest, par value $0.01 per share (“Common Shares”), (b) preferred shares of beneficial interest, par value $0.01 per share (“Preferred Shares”), in one or more series, (c) depositary shares evidenced by depositary receipts (“Depositary Receipts”), each representing fractional interests in Preferred Shares (“Depositary Shares”), (d) senior or subordinated debt securities (“Debt Securities”) or (e) warrants to purchase Common Shares or Preferred Shares (“Warrants”). The Common Shares, Preferred Shares, Depositary Shares, Debt Securities and Warrants are collectively referred to herein as the “Securities.”

The Debt Securities will be issued pursuant to one or more indentures, including the Senior Indenture dated as of September 1, 1998 between the Company and U.S. Bank National Association (successor to Wachovia Bank National Association (formerly First Union National Bank)), as Trustee (the “Senior Debt Indenture”), filed as Exhibit 4.4 to the Registration Statement, and any additional indentures entered into from time to time (the “Indentures”). The Preferred Shares may be offered in any class or series and to the extent required will be offered and sold pursuant to articles supplementary and/or amendments to the Declaration of Trust (as defined below), which are to be filed with the Maryland State Department of Assessments and Taxation (“SDAT”). Any Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”), each between the Company and a financial institution identified therein as the depositary (each, a “Depositary”). Any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each between the Company and a financial institution identified therein as a warrant agent (each, a “Warrant Agent”).

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. In rendering this opinion, we have assumed that the Senior Debt Indenture has been and the Indentures, other than the Senior Debt Indenture, will be duly authorized, executed and delivered by the respective Trustee, where applicable, the Securities will be properly authenticated by the manual signature of an authorized representative of the applicable Trustee, Warrant Agent, Depositary or transfer agent, and the signatures on all documents examined by us are genuine, which assumptions we have not independently verified.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.    With respect to the Common Shares, when the Board of Trustees of the Company or a duly authorized committee of such Board of Trustees (such Board of Trustees or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of the offering of Common Shares and related matters and when such Common Shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such Common Shares (including any Common Shares duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

2.    With respect to the Preferred Shares, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of any particular series of Preferred Shares, the offering thereof and related matters, including the filing of articles supplementary with the SDAT conforming to the law of the State of Maryland regarding the Preferred Shares, and when such series of Preferred Shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such series of Preferred Shares (including any Preferred Shares duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

3.    With respect to the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the series of Preferred Shares to be issued in connection therewith, the offering of such Depositary Shares in such series of Preferred Shares, and related matters, including the filing of articles supplementary with SDAT conforming to the law of the State of Maryland regarding the Preferred Shares, (b) a Deposit Agreement has been duly authorized, executed and delivered by the Company and a Depositary, which Deposit Agreement establishes the terms of the Depositary Shares and their issuance and sale, (c) such series of Preferred Shares have been deposited with such Depositary in accordance with the applicable Deposit Agreement, (d) such series of Preferred Shares have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Board action, and (e) Depositary Receipts evidencing Depositary Shares are duly issued against the deposit of such series of Preferred Shares in accordance with the Deposit Agreement, such Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable and such Depositary Receipts will be duly authorized and validly issued and entitle the holders thereof to the rights specified in the Deposit Agreement.

4.    With respect to the Debt Securities to be issued under the Senior Debt Indenture, when (a) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) such Debt Securities have been duly executed and authenticated in accordance with the terms of the Senior Debt Indenture, and (d) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Senior Debt Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.    With respect to any Debt Securities to be issued under the Indentures, other than the Senior Debt Indenture, when (a) any such Indenture has been duly qualified under the Trust Indenture Act of 1939, (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) such Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture, and (d) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the applicable Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.    With respect to the Warrants, when (a) one or more Warrant Agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a Warrant Agent, (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of the appropriate Warrant Agreement, and (d) the Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the applicable Warrant Agreement, the Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of reasonableness, good faith and fair dealing.

Our opinions set forth above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, receivership, conservatorship, arrangement, moratorium and other laws affecting and relating to the rights of creditors generally, (b) general equitable principles and (c) requirements of reasonableness, good faith, fair dealing and materiality.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement, and any amendments thereto (including post-effective amendments) will be effective under the Act, a Prospectus Supplement to the Prospectus forming a part of the Registration Statement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby, the authorization of such Security will not have been modified or rescinded by the Board, and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The opinions set forth in this letter are limited to matters governed by the law of the States of New York and Maryland, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP